Exhibit 32.1

Certifications Pursuant to 18 U.S.C. Section 1350
As Adopted Pursuant to Section 906 of the
Sarbanes—Oxley Act of 2002

I, Marcel Martin, the Vice President Finance and Chief Financial Officer of Haynes International, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

/s/ Marcel Martin
Marcel Martin
Vice President Finance and Chief Financial Officer

August 6, 2007
Date

I, Francis J. Petro, the President and Chief Executive Officer of Haynes International, Inc., certify that (i) the quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Haynes International, Inc. as of the dates and for the periods set forth therein.

/s/ Francis J. Petro
Francis J. Petro
President and Chief Executive Officer

August 6, 2007
Date